UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Webster Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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The following e-mail and attachment were distributed to certain employees of Webster Financial Corporation on November 19, 2009.

Text of email communication:

From: Smith, James C.
Sent: November 19
To:
Subject: Senior Group Memo from Jim Smith

Team,

The vote for the upcoming special meeting of shareholders is critically important to Webster's future and we really need your help. Please read the attached memo.  Thank you.

Jim

Text of attachment:

MEMO

FROM:  Jim Smith

TO:         Senior Group

DATE:   November 19, 2009

RE:         Voting Webster Shares for Special Meeting

On October 15, 2009, Warburg Pincus completed a $115 million investment in Webster.

A Special Meeting of Webster’s shareholders will be held on December 10, 2009 to approve certain matters relating to Warburg Pincus’ investment, including an amendment to Webster’s Certificate of Incorporation and the issuance of shares of our common stock in connection with the conversion of preferred stock and the exercise of warrants that we issued to Warburg Pincus (please see the proxy statement relating to the Special Meeting for a full discussion of the items to be voted on at the meeting, as well as the Warburg Pincus investment).

In order for Warburg Pincus’ investment to be completed in its contemplated form, maximize Webster’s Tier 1 common equity ratio, and minimize potential dilution and costs to Webster and its shareholders, Webster shareholder approval is a necessity.  I and the Board of Directors believe that approval by shareholders is very much in the best interest of Webster and its shareholders.  If you have not already done so, I urge that you vote your shares as soon as possible.

You received an e-mail on Saturday, October 31, 2009 from Webster Financial Corporation that contained a link to allow you to vote your Webster shares that are held in Webster plans, such as the 401(k) Plan, online.  If you have not already done so, I urge you to vote today.

Many of you have additional Webster shares that are held in brokerage accounts or in certificate form.  You have received, or will receive, proxy cards for those shares by mail, and I urge you to vote those shares as well.

If you have any questions, would like another copy of the proxy statement, or would like help in voting your shares, please contact Mark Lyon or Renee Seefried and they will be happy to assist you.

Thank you for your help on this vitally important matter.